UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

LIBERTY STAR URANIUM & METALS CORP.

(Name of Registrant As Specified In Its Charter)

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[ ]	$125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4.	Proposed maximum aggregate value of transaction

5.	Total fee paid

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

LIBERTY STAR URANIUM & METALS CORP.

701 S Carson St., Ste 200

Carson City, NV 89701

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY OF STOCKHOLDERS

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER’S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

This Information Statement is being furnished to the stockholders of Liberty Star Uranium & Metals Corp., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” or the “Company”), on or around September 3, 2021 (the “Mailing Date”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval by written consent of the holders of a majority of the issued and outstanding voting power of the Company’s common stock stockholders (the “Written Consent”), amending the Company’s Articles of Incorporation by increasing the number of authorized Common Stock, par value $0.00001 per share (the “Common Stock”) by 12,500,000 shares (the “Amendment”). The Amendment will be effective no sooner than twenty (20) days after the Mailing Date (the “Effective Date”).

The Written Consent we received constitutes the only stockholder approval required for the Amendment under Article 1, Section 7 of the Company’s Bylaws (the “Bylaws”) and Nevada Revised Statute (“NRS”) 78.320(2), and, as a result, no further action by any other stockholder is required to approve the Amendment and we have not and will not be soliciting your approval of the Amendment. This Information Statement and the documents incorporated herein by reference shall constitute notice to you of the action by Written Consent in accordance with Nevada law and the Exchange Act.

Statements Regarding Forward Looking Information

This Information Statement and the documents incorporated into this document by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition and results of operations and business. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

General Information

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

The Company is registered under Section 12(g) of the Exchange Act and is subject to the reporting obligations under Section 13 of the Exchange Act. The Company’s common stock trades publicly on the OTC Market under the symbol “LBSR.”

Summary of the Amendment

The Company currently has a total of 12,300,000 authorized shares of Common Stock and 200,000 shares of Class A Common Stock. The Amendment will result in an increase in the total number of authorized shares of Common Stock from 12,300,000 to 24,800,000. The number of Class A Common Stock shares shall remain at 200,000.

The purpose of the Amendment is to increase the number of authorized shares of the Company’s common stock for future capital raises needed to expand business operations. The changes in authorized shares is reflected in the form of the Certificate of Amendment, which is attached hereto as Exhibit 1, and incorporated herein by reference as the “Certificate of Amendment.”

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT AND ITS EFFECTS AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

Questions and Answers About the Amendment

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Amendment even though your vote is neither required nor requested for the Amendment to become effective.

Q. What will I receive when the Amendment is effective?

A. The Amendment has already been approved, and you will not receive anything notifying you that the Amendment has become effective.

Q. Why am I not being asked to vote?

A. The holders of a majority of the voting power amongst the issued and outstanding shares of Common Stock have already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company’s Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q. Whom can I contact with questions?

A. If you have any questions about any of the actions to be taken by the Company, please contact the Company.

Actions by the Board of Directors and Consenting Shareholders

On August 10, 2021, the Company’s Board of Directors (the “Board”) unanimously approved, and recommended for shareholder approval, the Amendment in order to increase the number of authorized shares of the Company’s common stock. The record date established by the Board for purposes of determining the number of outstanding shares of voting stock entitled to vote on the Amendment was August 11, 2021 (the “Record Date”).

Pursuant to NRS 78.390, amendments to the Company’s Articles of Incorporation must be approved by a majority of the Company’s stockholders.

In order to obtain stockholder approval for the Amendment, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matter. However, NRS 78.320(2) provides than any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Amendment, the Board elected to utilize the written consent option of the holders of a majority of the outstanding shares of our common stock, as provided by Nevada law.

The Company has two classes of stock authorized, Class A Stock and Common Stock. As of the Record Date, the Company had 10,150,635 shares of its Common Stock issued and outstanding and 102,000 shares of Class A common stock issued and outstanding. Each share of Common Stock is entitled to 1 vote and each share of Class A Stock is entitled to 200 votes. On the Record Date, the holders of all the issued and outstanding shares of our Class A Stock stockholders, representing approximately 66.77% of the stockholder voting power, approved the Amendment. No further vote of our stockholders is required for the Company to effect the Amendment.

Pursuant to the rules and regulations promulgated by the SEC under the Exchange Act, an Information Statement must be sent to the holders of voting stock who did not sign the Written Consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of the Company’s stockholders.

Dissenter’s Rights

Stockholders who do not consent to the proposals are not entitled to the dissenter’s or appraisal rights provided by the NRS.

Principal Share Ownership

As of the Record Date, the Company had a total of 10,150,635 shares of common stock and 102,000 shares of Class A common stock issued and outstanding. The following table sets forth, as of the Record Date, the stock ownership of each executive officer and director of the Company, of all executive officers and directors as a group. Unless otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power of such shares, to the best of the Company’s knowledge.

Title of Class	Name	Number of Shares Beneficially Owned	Percent of Class
Common	Brett Gross (1)	136,826	1.35%
Common	Peter O’Heeron (1)	35,772	0.35%
Common	Patricia Madaris (1)	4,500	0.0004%
Common	Gene Streety (1)	3,230	0.003%
Common	Bradley Munroe (1)	63,077	0.62%
Common	Boyd Gordon (1)	86,431	0.85%
Class A Stock	Brett Gross (1)	51,000	50%
Class A Stock	Peter O’Heeron (1)	51,000	50%

(1)	Officer or Director.

Directors and Executive Officers

The Company currently has six directors and three officers. The following table shows the current directors and officers of the Company:

Name	Age	Position	Date first elected or appointed
Brett Gross	61	Director, President, Chief Executive Officer	October 20, 2014
Peter O’Heeron	58	Chairman of the Board, Secretary & Treasurer	September 6, 2012
Boyd Gordon	71	Director	July 19, 2019
Bernard Guarnera	77	Director	October 14, 2019
W. Bradley Munroe	79	Director	August 27, 2018
V.E. “Gene” Streety	91	Director	August 27, 2018
Patricia Madaris	70	Chief Financial Officer, Vice-President	May 8, 2015

Biographical Information

Brett Gross. Mr. Gross joined the board in 2014. Mr. Gross has served as Arbitrator with the American Arbitration Association, Chief Legal Counsel with MasTec Power Corp., Vice President and Regional Managing Attorney for URS Energy & Construction, Inc., an AECOM company, fka Washington Group International, Inc. since August 2005. Mr. Gross is a mining engineer (BS, Ohio State University, 1982; MS, Virginia Polytechnic Institute, 1988; PE, Colorado and Alabama) and attorney (JD, University of Denver, 2001) with over 30 years of experience, both domestic and international. His work experience includes surface and underground mining operations, engineering, and delivery of construction mega-projects across multiple industrial and commercial markets, and the practice of law related to each of these sectors. Mr. Gross brings a combination of professional skills that benefits every aspect of our business. Mr. Gross’ engineering career began at Virginia Tech, with research focused on rock mechanics and the stability of underground openings, particularly the phenomenon of “coal bumps” and “rock bursts,” and studying methods to monitor stress changes in the longwall barrier pillar during the onset of the active longwall face. The ensuing years of his career have been intimately involved with a broad spectrum of engineering, operations, management and project delivery. Since 2002, Mr. Gross has practiced law both in private practice and as in-house counsel, negotiating and closing complex deals with what today is among the largest engineering and construction firms in the United States. Mr. Gross was elected as President and Chief Executive Officer on December 7, 2018.

Peter O’Heeron. Mr. O’Heeron joined the board in 2012. Mr. O’Heeron leads an operational investment group which identifies early-stage opportunities in the medical field with strong intellectual property positions. Through his 20+ years of medical product development experience, Mr. O’Heeron brings together the resources from strategic disciplines necessary to commercialize unique technologies. Prior to founding Advanced Medical Technologies LLC, Mr. O’Heeron founded NeoSurg Technologies, Inc. to develop a minimally invasive access system. As a result of his efforts, NeoSurg Technologies was successful in developing the T2000 Minimally Invasive Access System, the world leader in reposable surgical instrumentation. Mr. O’Heeron completed the sale of NeoSurg Technologies to CooperSurgical in 2005. Mr. O’Heeron graduated from Texas State University with a BS in Healthcare Administration and a minor in Business Administration. He received his Masters in Healthcare Administration from the University of Houston. Mr. O’Heeron currently holds 5 patents and has 4 patents pending. Mr. O’Heeron was elected Chairman of the Board on December 7, 2018, and Secretary and Treasurer on January 11, 2019.

Patricia Madaris. Ms. Madaris has served as our VP Finance since May 2015. Prior to that time, Ms. Madaris served as the Executive Assistant to our CEO and Board of Directors since 2011. Since beginning her work at our company, she has proven to be beneficial in facilitating many areas of our public company, working to engage, negotiate, and close financings, and overseeing and working actively in financial reporting, and projected budgeting for ongoing operations. She has also previously worked as an accountant/manager for corporations in Arizona, Florida, and California from 2005. Ms. Madaris has a Bachelor of Science Degree from Indiana Wesleyan University, graduating Summa Cum Laude. Ms. Madaris also holds an MBA graduating with highest honors in February 2017. Ms. Madaris was elected Chief Financial Officer on January 11, 2019.

Financial Information

Please see the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 3, 2021 or the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on June 21, 2021 for details regarding the Company’s financial information. A copy of these reports, along with other Company filings, can be found at https://www.sec.gov/edgar/browse/?CIK=1172178&owner=exclude.

Exhibits

1.	Certificate of Amendment, to be filed with the Nevada Secretary of State.

THE BOARD OF DIRECTORS

/s/ Brett Gross	August 10, 2021
Brett Gross	Date

/s/ Peter O’Heeron	August 10, 2021
Peter O’Heeron	Date

/s/ Boyd Gordon	August 10, 2021
Boyd Gordon	Date

/s/ Bernard Guarnera	August 10, 2021
Bernard Guarnera	Date

/s/ W. Bradley Munroe	August 10, 2021
W. Bradley Munroe	Date

/s/ V.E. “Gene” Streety	August 10, 2021
V.E. “Gene” Streety	Date

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